SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

The Procter & Gamble Company

(Name of Registrant as Specified in Its Charter)

Trian Fund Management, L.P.
Trian Fund Management GP, LLC
Trian Partners, L.P.

Trian Partners Co-Investment Opportunities Fund, Ltd.
Trian Partners Master Fund, L.P.
Trian Partners Parallel Fund I, L.P.
Trian Partners Master Fund (ERISA), L.P.
Trian Partners Strategic Investment Fund-A, L.P.

Trian Partners Strategic Co-Investment Fund-A, L.P.

Trian Partners Strategic Investment Fund-D, L.P.
Trian SPV (Sub) XII L.P.

Trian Partners Fund (Sub)-G, L.P.

Trian Partners Strategic Fund-G II, L.P.

Trian Partners Strategic Fund-G III, L.P.

Trian Partners Strategic Investment Fund-N, L.P.

Trian Partners Strategic Fund-K, L.P.

Trian Partners Strategic Fund-C, Ltd.

Nelson Peltz

Peter W. May

Edward P. Garden

Clayton C. Daley, Jr.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TRIAN AND BERNSTEIN TO HOST CONFERENCE CALL ON

TRIAN’S PROCTER & GAMBLE WHITE PAPER

Bernstein’s Ali Dibadj to Lead Q&A Discussion with Nelson Peltz and Clayt Daley

Call scheduled for 10 a.m. EDT on Monday, September 11, 2017

NEW YORK, September 7, 2017—Bernstein and Trian Fund Management, L.P. (“Trian”), whose investment funds beneficially own approximately $3.5 billion of shares of The Procter & Gamble Company (NYSE: PG) (“P&G” or the “Company”), today announced that they will be hosting a conference call at 10:00 a.m. Eastern Time on Monday, September 11, 2017 to discuss Trian’s recently published White Paper, which outlines its strategic initiatives to revitalize P&G. Bernstein analyst Ali Dibadj will lead a Q&A discussion with Nelson Peltz, Trian’s Chief Executive Officer and Founding Partner, and Clayt Daley, Trian Advisor on P&G and the Company’s former Vice Chairman and Chief Financial Officer.

Conference Call Details

Date:	September 11, 2017
Time:	10:00 a.m. EDT
Dial in:	U.S. toll free: (855) 631-5368 / International: (330) 863-3283
Password:	75001267

A live and archived webcast of the call will be available at www.revitalizePG.com/presentations. Please connect prior to the start of the webcast to ensure adequate time for any software downloads that may be necessary to listen to the webcast.

Biographies

Ali Dibadj

Ali Dibadj is a Partner and Senior Analyst at Bernstein covering the U.S. household and personal products and the U.S. beverages and snacks sectors. Mr. Dibadj has been recognized as the #1 analyst in these sectors by Institutional Investor's All-America Research Team nine times. Previously, he was a leader at McKinsey & Company, where he engaged with senior management of energy, financial services, industrial, healthcare, and especially consumer and retail companies on topics such as corporate strategy, mergers and acquisitions, pricing, innovation, cost-cutting, governance, and organizational structure. Mr. Dibadj also worked at Mercer Management Consulting and at Skadden, Arps, Slate, Meagher & Flom LLP. He is a graduate of Harvard College and Harvard Law School.

Nelson Peltz

Nelson Peltz is Chief Executive Officer and a Founding Partner of Trian, a highly regarded investment management firm formed in 2005. Mr. Peltz serves as the non-executive Chairman of The Wendy’s Company and is also a director of Mondelēz International, Inc., Sysco Corporation, and The Madison Square Garden Company. He previously served as a director of H. J. Heinz Company, Legg Mason, Inc. and Ingersoll-Rand plc. Mr. Peltz has been recognized by the National Association of Corporate Directors (NACD), the leading trade organization for directors and boards, for three consecutive years as one of the most influential people in corporate governance – a testament to his exemplary board leadership.

From April 1993 through June 2007, Mr. Peltz served as Chairman and Chief Executive Officer of Triarc Companies, Inc. which, during that period of time, owned Arby’s Restaurant Group, Inc. and the Snapple Beverage Group, as well as other consumer and industrial businesses. Mr. Peltz was Chairman and Chief Executive Officer and a director of Triangle Industries, Inc. from 1983 until December 1988, the largest packaging company in the world and a Fortune 100 industrial company, when that company was acquired by Pechiney, S.A., a leading international metals and packaging company. Mr. Peltz began his business career in 1963 when he joined his family food business.

Clayt Daley

Clayt Daley currently serves as an advisor to Trian in connection with its investment in P&G. Mr. Daley served as P&G’s Chief Financial Officer from 1998 until 2007, and as Vice Chairman and Chief Financial Officer from 2007 until his retirement from the Company in 2009. Mr. Daley consistently ranked as a Top CFO in Consumer Products in Institutional Investor Magazine’s annual survey during each of his last six years in that position at the company. Mr. Daley began his 35-year career at P&G in 1974 as a Cost Department Manager and quickly rose through the ranks, assuming positions in the Tissue Brands, Paper, Packaged Soaps, Bar Soaps and Household Cleaning Products divisions.

Since his retirement, Mr. Daley served as Senior Advisor to TPG Capital from 2010 until 2012. Mr. Daley currently serves as a director of SunEdison, Inc. and The Simply Good Foods Company. He previously served as a director on the boards of various public companies, including Starwood Hotels & Resorts Worldwide, Inc., Foster Wheeler AG and Nucor Corporation.

About Trian Fund Management, L.P.

Founded in 2005 by Nelson Peltz, Ed Garden and Peter May, Trian Fund Management, L.P. is a highly engaged shareowner that seeks to invest in high quality but undervalued and underperforming public companies and to work collaboratively with management teams and boards of those companies to execute operational and strategic initiatives designed to drive long-term sustainable earnings growth for the benefit of all stakeholders.

The views expressed in this press release represent the opinions of Trian Fund Management, L.P. (“Trian”) and certain of the funds and investment vehicles it manages (collectively, Trian with such funds, “Trian Partners”), and are based on publicly available information with respect to The Procter & Gamble Company (the “Company”). Trian Partners recognizes that there may be confidential information in the possession of the Company that could lead it to disagree with Trian Partners’ conclusions. Trian Partners reserves the right to change any of its opinions expressed herein at any time as it deems appropriate and disclaims any obligation to notify the market or any other party of such change. Trian Partners disclaims any obligation to update the information or opinions contained in this press release.

This press release is provided merely as information and is not intended to be, nor should it be construed as, an offer to sell or a solicitation of an offer to buy any security. This press release does not recommend the purchase or sale of any security. Funds managed by Trian currently beneficially own shares of the Company. These funds are in the business of trading – buying and selling– securities and intend to continue trading in the securities of the Company. You should assume such funds will from time to time sell all or a portion of their holdings of the Company in open market transactions or otherwise, buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls, swaps or other derivative instruments relating to such shares. However, neither Trian Partners nor the other Participants or any of their respective affiliates has any intention, either alone or in concert with another person, to acquire or exercise control of the Company or any of its subsidiaries.

Additional Information

Trian Partners, together with the other participants (collectively, the "Participants") identified in the definitive proxy statement (the “Proxy Statement”) filed by Trian Partners and the other Participants on Schedule 14A with the SEC on July 31, 2017, are participants in the solicitation of proxies in connection with the 2017 annual meeting of shareholders of the Company, including any adjournments or postponements thereof or any special meeting that may be called in lieu thereof (the "2017 Annual Meeting"). Shareholders are advised to read the Proxy Statement, accompanying proxy card and any other documents related to the solicitation of shareholders of the Company in connection with the 2017 Annual Meeting because they contain important information, including additional information relating to the Participants as well as a description of their direct or indirect interests by security holdings. These materials and other materials filed by Trian Partners and the other Participants in connection with the solicitation of proxies are available at no charge at the SEC’s website at www.sec.gov. The Proxy Statement and other relevant documents filed by Trian Partners and the other Participants with the SEC are also available, without charge, by directing a request to Trian Partners’ proxy solicitor, Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022 (call toll-free:(877) 750-8338; call collect: (212) 750-5833; or email: material@innisfreema.com (Requests for materials only)).

Media Contacts

Trian:

Anne A. Tarbell

(212) 451-3030

atarbell@trianpartners.com

George Sard / Margaret Popper / Kelsey Markovich

Sard Verbinnen & Co

(212) 687-8080

GSard@sardverb.com / MPopper@sardverb.com / KMarkovich@sardverb.com

Bernstein:

Jocelyn Cheng

(212) 823-3616

jocelyn.cheng@bernstein.com

Ali Dibadj

(212) 756-4137

ali.dibadj@bernstein.com